Exhibit 21

SUBSIDIARIES OF THE COMPANY

(As of December 31, 2011)

NAME OF SUBSIDIARY	STATE OR JURISDICTION OF INCORPORATION	ASSUMED NAME
Arizona NewsChannel, LLC*	Delaware
Belo Advertising Customer Services	Delaware
Belo CV Holdings*	Delaware
Belo Capital Bureau, Inc.	Delaware
Belo Holdings, Inc.	Delaware
Belo Investment, LLC	Delaware
Belo Kentucky, Inc.	Kentucky	WHAS-TV
Belo Lead Management LLC*	Delaware
Belo Live Video Solutions LLC*	Delaware
Belo Management Services, Inc.	Delaware
Belo San Antonio, Inc.	Delaware
Belo Search Solutions LLC*	Delaware
Belo TV, Inc.	Delaware
Belo Technology Assets II, Inc.	Delaware
Belo Ventures, Inc.	Delaware
Blue Ridge Tower Corporation*	Texas
Corporate Arena Associates, Inc.	Texas
Garnet Media Company, LLC* Hill Tower, Inc.*	Delaware
KASW-TV, Inc.	Delaware
KENS-TV, Inc.	Delaware
KHOU-TV, Inc.	Delaware
KMOV-TV, Inc.	Delaware	KMOV
KMSB-TV, Inc.	Arizona
KONG-TV, Inc.	Delaware
KSKN Television, Inc.	Delaware
KTTU-TV, Inc.	Delaware
KTVK, Inc.	Delaware	KTVK
KVUE Television, Inc.	Delaware	KVUE-TV
King Broadcasting Company	Washington	KGW-TV KING-TV KREM-TV KTVB-TV

King News Corporation	Washington

Media Sales Academy, LLC*	Texas
NTV, Inc.	Delaware
NewsRight, LLC*	Delaware
Northwest Cable News, Inc.	Delaware
Pearl Mobile DTV Company, LLC*	Delaware
Skyline Tower, LLC*	Oregon
Texas Cable News, Inc.	Delaware	TXCN
Texas Tall Tower Corporation*	Texas
Travis Tower, LLP*	Delaware
Universal Belo Productions*	N/A
WCNC-TV, Inc.	North Carolina	WCNC-TV
WFAA-TV, Inc.	Delaware
WVEC Television, Inc.	Delaware
WWL-TV, Inc.	Delaware

*	Non-wholly owned